Exhibit 10.1

Execution Version

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of August 2, 2010 (this “Agreement”), by and among each lender signatory hereto (each a “New Term Lender” and collectively the “New Term Lenders”), NTELOS Inc., a Virginia corporation (“Borrower”), the Subsidiary Guarantors, and JPMorgan Chase Bank, N.A. (“JPM”), as Administrative Agent and Collateral Agent.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 7, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined), by and among the Borrower, the Subsidiary Guarantors named therein, the Lenders party thereto from time to time, and JPM as Administrative Agent and Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, Borrower may obtain New Term Commitments by entering into one or more Joinder Agreements with the New Term Lenders.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each New Term Lender party hereto hereby agrees to commit to provide its respective New Term Commitment to provide a New Term Loan (the “Series A New Term Loan”) to Borrower in the amount set forth for such New Term Lender on Schedule A annexed hereto, on the terms and subject to the conditions set forth below:

Each New Term Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent and Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent and Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a New Term Lender.

Each New Term Lender hereby agrees to make its New Term Commitment on the following terms and conditions:

1.	Applicable Margin. The Applicable Margin for each Series A New Term Loan shall mean, as of any date of determination, (a) in the case of Base Rate Advances, 2.75% per annum, and (b) in the case of Eurodollar Rate Advances, 3.75% per annum.

2.	Principal Payments. Borrower shall make principal payments on the Series A New Term Loans in installments on the dates and in the amounts set forth below:

Payment Date	Scheduled Repayment of Series A New Term Loans
December 31, 2010	$312,500
March 31, 2011	$312,500
June 30, 2011	$312,500
September 30, 2011	$312,500
December 31, 2011	$312,500
March 31, 2012	$312,500
June 30, 2012	$312,500
September 30, 2012	$312,500
December 31, 2012	$312,500
March 31, 2013	$312,500
June 30, 2013	$312,500
September 30, 2013	$312,500
December 31, 2013	$312,500
March 31, 2014	$312,500
June 30, 2014	$312,500
September 30, 2014	$312,500
December 31, 2014	$312,500
March 31, 2015	$312,500
June 30, 2015	$312,500
Termination Date	$119,062,500

3.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the Series A New Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Series A New Term Loans in accordance with Section 2.06 of the Credit Agreement; provided that the final installment payable by Borrower in respect of the Series A New Term Loans on such date shall be in an amount, if such amount is different from the amount specified above, sufficient to repay all amounts owing by Borrower under the Credit Agreement with respect to the Series A New Term Loans.

4.	Other Fees. Borrower agrees that each New Term Lender may deduct from the proceeds of the Series A New Term Loan made by such New Term Lender a fee equal to 0.25% of the Series A New Term Loan commitment of such New Term Lender as set forth on Schedule A hereto.

5.	Proposed Borrowing. This Agreement represents Borrower’s request to borrow Series A New Term Loans from the New Term Lenders as follows (the “Proposed Borrowing”):

a.	Business Day of Proposed Borrowing: August 2, 2010 (the “Series A New Term Loan Closing Date”)

b.	Amount of Proposed Borrowing: $125,000,000.00

c. Interest rate option:	X	a.	Base Rate Loan(s)
	☐	b.	Eurodollar Rate Loans with an initial Interest Period of month(s)

Each New Term Lender severally agrees, on the terms and conditions set forth in this Agreement and the Credit Agreement, to make a single advance of the Series A New Term Loan to the Borrower on the Series A New Term Loan Closing Date in the amount of its New Term Commitment, less the fee retained by such New Term Lender pursuant to Section 4 hereof.

6.	Reserved.

7.	Credit Agreement Governs. Except as set forth in this Agreement, Series A New Term Loans shall otherwise be subject to the provisions of the Credit Agreement and the other Loan Documents. The commitments set forth on Schedule A hereto shall constitute New Term Commitments under the Credit Agreement.

8.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and Borrower hereby certify that:

i.	The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date;

ii.	No event has occurred and is continuing or would result from the consummation of the Proposed Borrowing contemplated hereby that would constitute a Default or an Event of Default;

iii.	Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof;

iv.	The Interest Coverage Ratio, calculated by taking into account EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) of the Credit Agreement and Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries as of the day of such Proposed Borrowing and after giving effect to the applicable Proposed Borrowing, shall be not less than the level set forth with respect thereto in Section 5.04(b) of the Credit Agreement; and

v.	The Leverage Ratio, calculated by taking into account EBITDA for the four Fiscal Quarter period most recently then ended for which financial statements have been delivered pursuant to Section 5.03(b)(iii) or (c)(ii) of the Credit Agreement and Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries as of the day of such Proposed Borrowing and after giving effect to the applicable Proposed Borrowing, shall be not more than 3.75 to 1.00.

9.	Borrower Covenants. By its execution of this Agreement, Borrower hereby covenants that:

i.	Borrower shall deliver or cause to be delivered a legal opinion of Troutman Sanders LLP, together with all other documents reasonably requested by Administrative Agent in connection with this Agreement;

ii.	Borrower shall deliver a solvency certificate in substantially the form of Exhibit H to the Credit Agreement from the chief financial officer of the Borrower, attesting to the solvency of the Borrower and its Subsidiaries, taken as a whole, before and after giving effect to the Proposed Borrowing;

iii.	The Loan Parties shall deliver a closing certificate substantially in the form of Exhibit J to the Credit Agreement, certifying that the information delivered to the Administrative Agent and the Lenders on the Closing Date has not changed, or, if such information has changed, setting forth and certifying as to such changes;

iv.	Borrower shall deliver an officers’ certificate with calculations (in reasonable detail) demonstrating (a) compliance with the Interest Coverage Ratio test described in Section 5.04(b) of the Credit Agreement and (b) a Leverage Ratio of not more than 3.75 to 1.00;

v.	Each Loan Party shall have executed and delivered to the Administrative Agent a reaffirmation of liens and, in the case of the Subsidiary Guarantors, guarantees in form and substance reasonably satisfactory to the Administrative Agent;

vi.	The Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to the Borrower and its Subsidiaries, and such search shall reveal no liens on any of the assets of the Borrower and its Subsidiaries except for liens permitted by the Credit Agreement; and

vii.	Borrower shall deliver (a) a modification to the Mortgage in form and substance reasonably satisfactory to the Administrative Agent and (b) an endorsement to the Mortgage Policy.

10.	Certain Amendments. Pursuant to Section 2.17 of the Credit Agreement, in order to effect the provisions of this Agreement, the Administrative Agent, the Borrower and each New Term Lender hereby that the Credit Agreement is hereby amended as follows:

i. Section 1.01 of the Credit Agreement is hereby amended by (x) deleting the word “and” immediately before clause (b) of the definition of “Applicable Margin”, and (y) inserting the following at the end of clause (b) thereof: “and (c) in respect of New Term Loans constituting Series A New Term Loans, 2.75% per annum for Base Rate Advances and 3.75% per annum for Eurodollar Rate Advances”.

ii. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in appropriate alphabetical order:

“New Term Loan Information Memorandum” means the information memorandum dated July 2010 used in connection with the syndication of the Series A New Term Loans.

“Series A New Term Lender” means each New Term Lender identified as such the Series A New Term Loan Joinder Agreement, and each other Lender from time to time holding Series A New Term Loans.

“Series A New Term Loan Joinder Agreement” means the Joinder Agreement dated as of August 2, 2010 among the Borrower, the lenders signatory thereto, the Administrative Agent and the Collateral Agent.

“Series A New Term Loans” means the New Term Loans in an aggregate principal amount of $125,000,000 incurred by the Borrower pursuant to the Series A New Term Loan Joinder Agreement.

“Series A New Term Note” means a promissory note of the Borrower payable to any Series A New Term Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Series A New Term Loans made by such Lender, as amended.

iii. Section 2.02(c)(ii) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(ii) the Term B Advances and the Series A New Term Loans that are Eurodollar Rate Advances may not be outstanding as part of more than ten separate Borrowings, collectively, and the Revolving Credit Advances that are Eurodollar Rate Advances may not be outstanding as part of more than five separate Borrowings”.

iv. Section 2.06(a) of the Credit Agreement is hereby amended by inserting the following at the end thereof: “Each such prepayment of any Series A New Term Loans shall be applied to the installments thereof on a pro rata basis.”.

v. Section 2.11(f) of the Credit Agreement is hereby amended by inserting the phrase “and any Series A New Term Loans” immediately after the reference to “Term B Facility” contained in the last paragraph thereof.

vi. Section 2.16(a) of the Credit Agreement is hereby amended by amending and restating the penultimate sentence thereof as follows: “The Borrower agrees that upon notice by any Lender Party to the Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, the Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Term B Note and a Series A New Term Note, as applicable, in substantially the form of Exhibits A-1, A-2 and A-3 hereto, respectively, payable to such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Term B Commitment, and Series A New Term Loans, respectively, of such Lender Party.”

vii. Section 4.01(h) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Accuracy of Information. Neither the Information Memorandum, the New Term Loan Information Memorandum nor any other information, exhibit or report (other than projections and forecasted financial statements and second quarter 2010 estimates of financial performance) furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents, taken as a whole collectively with all information previously furnished, contained when furnished (or, (x) in the case of the Information

Memorandum, as of the date of this Agreement, or (y) in the case of the New Term Loan Information Memorandum, as of the date of the Joinder Agreement applicable thereto) any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein in light of the circumstances under which they were made not misleading.”

viii. Section 7.05(c) of the Credit Agreement is hereby amended by (x) deleting in its entirety that portion of the first sentence thereof commencing at clause (iv) and continuing through the end of such sentence and (y) inserting the following immediately after clause (iii) thereof: “(iv) the aggregate unused portions of their respective commitments in respect of Series A New Term Loans and (v) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.”

ix. A new Exhibit A-3 is hereby added to the Credit Agreement in the form of Annex I hereto.

11.	Eligible Assignee. By its execution of this Agreement, each New Term Lender represents and warrants that it is an Eligible Assignee.

12.	Notice. For purposes of the Credit Agreement, the initial notice address of each New Term Lender shall be as contemplated by Section 9.02 of the Credit Agreement.

13.	Non-US Lenders. For each New Term Lender that is a Non-US Lender, delivered herewith to Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such New Term Lender may be required to deliver to Administrative Agent pursuant to Section 2.12(e) of the Credit Agreement.

14.	Recordation of the New Loans. Upon execution and delivery hereof, Administrative Agent will record the Series A New Term Loans made by New Term Lenders in the Register.

15.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except in accordance with Section 9.01 of the Credit Agreement.

16.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

17.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

18.	Waiver of Jury Trial. Each of the Borrower, the Agents and the New Term Lenders irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Series A New Term Loans or the actions of any Agent or any New Term Lender in the negotiation, administration, performance or enforcement thereof.

19.	Jurisdiction, Etc.

i. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

ii. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

20.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery by telecopier or other electronic means of an executed counterpart of a signature page to this Agreement shall be effective as delivery of an original executed counterpart of this Agreement.

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of the date first written above.

JPMORGAN CHASE BANK, N.A., as New Term Lender

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

COBANK, ACB, as New Term Lender

By:	/s/ Gloria S. Hancock
Name: Gloria S. Hancock
Title: Vice President

NTELOS INC.

By:	/s/ Michael B. Moneymaker
Name: Michael B. Moneymaker
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

NA COMMUNICATIONS, INC.
NTELOS CABLE INC.
NTELOS CABLE OF VIRGINIA INC.
NTELOS COMMUNICATIONS INC.
NTELOS COMMUNICATIONS SERVICES INC.
NTELOS CORNERSTONE INC.
NTELOS LICENSES INC.
NTELOS MEDIA INC.
NTELOS NETACCESS INC.
NTELOS NET LLC
NTELOS NETWORK INC.
NTELOS OF WEST VIRGINIA INC.
NTELOS PCS INC.
NTELOS PCS NORTH INC.
R&B CABLE, INC.
R&B COMMUNICATIONS, INC.
R&B NETWORK, INC.
RICHMOND 20MHZ, LLC
ROANOKE & BOTETOURT NETWORK LLC
THE BEEPER COMPANY
VIRGINIA RSA 6 LLC
VIRGINIA PCS ALLIANCE, L.C.
VIRGINIA TELECOMMUNICATIONS PARTNERSHIP
WEST VIRGINIA PCS ALLIANCE, L.C.

By:	/s/ Michael B. Moneymaker
Name: Michael B. Moneymaker
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Consented to by:

JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ John G. Kowalczuk
Name: John G. Kowalczuk
Title: Executive Director

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
JPMorgan Chase Bank, N.A.	New Term Commitment of Series A		$85,000,000
CoBank, ACB	New Term Commitment of Series A		$40,000,000

		Total: $	125,000,000

Annex I

Exhibit A-3 – Form of Series A New Term Note

$	Dated: ,

FOR VALUE RECEIVED, the undersigned, NTELOS INC., a Virginia corporation (the “Borrower”), HEREBY PROMISES TO PAY                                                   or its registered assigns (the “Lender”) for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Series A New Term Loans owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of August 7, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms defined therein, unless otherwise defined herein, being used herein as therein defined) among the Borrower, the Subsidiary Guarantors, the Lender and certain other Lender Parties party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent for the Lender and such other Lender Parties, on the dates and in the amounts specified in the Credit Agreement.

The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of the Series A New Term Loans from the date of such Series A New Term Loans until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent, at the Administrative Agent’s Account, in same day funds. The Series A New Term Loans owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Series A New Term Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Series A New Term Note.

This Series A New Term Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things, (i) provides for the borrowing of Series A New Term Loans by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Series A New Term Loans being evidenced by this Series A New Term Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. The obligations of the Borrower under this Series A New Term Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

This Series A New Term Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned has executed this Series A New Term Note as of the day and year first above written.

NTELOS INC.

By
Title:

ADVANCES AND PAYMENTS OF PRINCIPAL

Date	Amount of Advance	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By